Exhibit 99.2

IQVIA INC.

OFFER TO EXCHANGE

$750,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 5.700% SENIOR SECURED NOTES DUE 2028

AND

$1,250,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 6.250% SENIOR SECURED NOTES DUE 2029,

THE ISSUANCE OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

FOR

ANY AND ALL OF ITS OUTSTANDING 5.700% SENIOR SECURED NOTES DUE 2028

AND

ANY AND ALL OF ITS OUTSTANDING 6.250% SENIOR SECURED NOTES DUE 2029, RESPECTIVELY

January 5, 2024

To Our Clients:

Enclosed for your consideration is a Prospectus, dated January 5, 2024 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by IQVIA Inc. (the “Company”), its parent IQVIA Holdings Inc. (the “Parent”) and the direct and indirect subsidiaries of the Parent named in Schedule I hereto (the “Subsidiary Guarantors”, and together with Parent, the “Guarantors”), to exchange (i) $750,000,000 in principal amount of the Company’s new 5.700% Senior Secured Notes due 2028 (the “2028 Registered Notes”), for $750,000,000, in a denomination equal to $200,000 and in integral multiples of $1,000 in principal amount thereafter, in principal amount of outstanding 5.700% Senior Secured Notes due 2028 (with CUSIP numbers 46266T AB4 and U46093 AF4, the “2028 Restricted Notes”), and (ii) $1,250,000,000 in principal amount of the Company’s new 6.250% Senior Secured Notes due 2029 (the “2029 Registered Notes”, and together with the 2028 Registered Notes, the “Registered Notes”), for $1,250,000,000, in a denomination equal to $2,000 and in integral multiples of $1,000 in principal amount thereafter, in principal amount of outstanding 6.250% Senior Secured Notes due 2028 (with CUSIP numbers 46266T AE8 and U46093 AH0, the “2029 Restricted Notes”, and together with the 2028 Restricted Notes, the “Restricted Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company and the Guarantors contained in (i) the Registration Rights Agreement, dated May 23, 2023, by and between the Company and the other parties signatory thereto and (ii) the Registration Rights Agreement, dated November 28, 2023, by and between the Company and the other parties signatory thereto (the “2029 Registration Rights Agreement” and, together with the Registration Rights Agreement dated May 23, 2023, the “Registration Rights Agreements”). The terms of the Registered Notes are substantially identical (including principal amount, interest rate and maturity) to the terms of the Restricted Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Registered Notes (i) will not be subject to the restrictions on transfer or to any increase in the annual interest rate for failure to comply with the Registration Rights Agreements, (ii) the issuance of the Registered Notes is registered under the Securities Act of 1933, as amended (the “Securities Act”) and (iii) the Registered Notes are not subject to any covenant regarding exchange registration rights under the Securities Act. The Restricted Notes are unconditionally guaranteed (the “Outstanding Guarantees”) by the Guarantors on an unsecured senior basis, and the Registered Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors on an unsecured senior basis.

Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Registered Notes” include the related New Guarantees and references to the “Restricted Notes” include the related Outstanding Guarantees.

The Company will accept for exchange all Restricted Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. See “Terms of the Exchange Offer; Registration Rights—Conditions to the Exchange Offer” in the Prospectus.

The holders of the Restricted Notes will pay any transfer taxes payable in connection with the exchange of Restricted Notes for Registered Notes.

This material is being forwarded to you as the beneficial owner of Restricted Notes carried by us for your account or benefit but not registered in your name. A tender of such Restricted Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Restricted Notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Restricted Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any such Restricted Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and the Letter of Transmittal. However, we urge you to read the Prospectus carefully before instructing us as to whether or not to tender your Restricted Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Restricted Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on     , 2024, unless the Exchange Offer is extended by the Company. The time the Exchange Offer expires is referred to as the “Expiration Date.” If not yet accepted, tenders of Restricted Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

IF YOU WISH TO HAVE US TENDER ANY OF YOUR RESTRICTED NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE REVERSE HEREOF.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL EXCHANGES BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF RESTRICTED NOTES RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Restricted Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Restricted Notes on your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS TO REGISTERED HOLDER

FROM BENEFICIAL OWNER

OF

5.700% Senior Secured Notes Due 2028

AND

6.2500% Senior Secured Notes Due 2029

The undersigned hereby acknowledges receipt of the Prospectus, dated January 5, 2024 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by IQVIA Inc. (the “Company”), its parent IQVIA Holdings Inc. (the “Parent”) and the direct and indirect subsidiaries of the Parent named in Schedule I hereto (the “Subsidiary Guarantors”, and together with Parent, the “Guarantors”) (i) $750,000,000 in principal amount of the Company’s new 5.700% Senior Secured Notes due 2028 (the “2028 Registered Notes”), for $750,000,000, in a denomination equal to $200,000 and in integral multiples of $1,000 in principal amount thereafter, in principal amount of outstanding 5.700% Senior Secured Notes due 2028 (with CUSIP numbers 46266T AB4 and U46093 AF4, the “2028 Restricted Notes”), and (ii) $1,250,000,000 in principal amount of the Company’s new 6.250% Senior Secured Notes due 2029 (the “2029 Registered Notes”, and together with the 2028 Registered Notes, the “Registered Notes”), for $1,250,000,000, in a denomination equal to $2,000 and in integral multiples of $1,000 in principal amount thereafter, in principal amount of outstanding 6.2500% Senior Secured Notes due 2028 (with CUSIP numbers 46266T AE8 and U46093 AH0, the “2029 Restricted Notes”, and together with the 2028 Restricted Notes, the “Restricted Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Restricted Notes held by you for the account of the undersigned.

The aggregate face amount of the Restricted Notes held by you for the account of the undersigned is (fill in amount):

$            of the 5.700% Restricted Notes due 2028

$            of the 6.250% Restricted Notes due 2029

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Restricted Notes held by you for the account of the undersigned (insert principal amount of Restricted Notes to be tendered, if any):

$            of the 5.700% Restricted Notes due 2028

$            of the 6.250% Restricted Notes due 2029

*

You should note that the minimum permitted tender is $200,000 in principal amount of 2028 Restricted Notes and in integral multiples of $1,000 thereafter. The minimum permitted tender is $2,000 in principal amount of 2029 Restricted Notes and in integral multiples of $1,000 thereafter. Unless a specific contrary instruction is given in the space provided, your signature(s) on the instructions shall constitute an instruction to tender all of the Restricted Notes held by us for your account.

☐ NOT to TENDER any Restricted Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Restricted Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Restricted Notes, including, but not limited to, the representations that (i) the undersigned is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or if it is such an “affiliate” it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable; (ii) the undersigned is not engaged and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Registered Notes; (iii) the undersigned is acquiring the Registered Notes in its ordinary course of business; (iv) if the undersigned is a broker-dealer, the undersigned has acquired the Registered Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making activities or other trading activities (other than Restricted Notes acquired directly from the Company or any of its affiliates) and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Registered Notes; (v) if the undersigned is a broker-dealer, that it did not purchase the Restricted Notes to be exchanged in the Exchange Offer from the Company or any of the Company’s affiliates; and (vi) the undersigned is not acting on behalf of any person who could not truthfully and completely make the representations contained in (i) through (v) hereof, (b) to make such agreements, representations and warranties on the undersigned’s behalf as are set forth in the Letter of Transmittal, and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Restricted Notes. If the undersigned or the person receiving such Registered Notes, whether or not such person is the undersigned, is a broker-dealer that will receive Registered Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Registered Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

[Signature Page Follows]

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Names(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

SCHEDULE I

Benefit Holding, Inc.

BuzzeoPDMA LLC

Data Niche Associates, Inc.

IMS Software Services Ltd.

Innovex Merger Corp.

Intercontinental Medical Statistics International, Ltd.

IQVIA BioSciences Holdings, LLC

IQVIA Biotech LLC (f/k/a Novella Clinical LLC)

IQVIA Chinametrik Inc.

IQVIA Commercial Finance Inc.

IQVIA Commercial India Holdings Corp.

IQVIA Commercial Trading Corp.

IQVIA CSMS US Inc.

IQVIA Government Solutions Inc.

IQVIA Medical Communications & Consulting, Inc.

IQVIA Medical Education Inc.

IQVIA Pharma Inc.

IQVIA Pharma Services Corp.

IQVIA Phase One Services LLC

IQVIA RDS Asia Inc.

IQVIA RDS Inc.

IQVIA RDS Latin America LLC

IQVIA Trading Management Inc.

IQVIA Transportation Services Corp.

Med-Vantage, Inc.

Outcome Sciences, LLC

QCare Site Services, Inc.

RX India, LLC

Targeted Molecular Diagnostics, LLC

ValueMedics Research, LLC

VCG&A, Inc.

VCG-BIO, INC.

Q Squared Solutions LLC

Q Squared Solutions Holdings LLC